As filed with the Securities and Exchange Commission on May 10, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMKOR TECHNOLOGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	23-1722724
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1900 South Price Road
Chandler, Arizona 85248
(480) 821-5000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Kenneth T. Joyce
Chief Financial Officer
1900 South Price Road
Chandler, Arizona 85248
(480) 821-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Robert A. Claassen, Esq.
Wilson Sonsini Goodrich & Rosati,
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304
(650) 493-9300

TABLE OF ADDITIONAL REGISTRANTS

	(State or Other Jurisdiction of	(I.R.S. Employer
(Exact Name of Additional Registrant as Specified in its Charter)	Incorporation or Organization)	Identification Number)

Unitive, Inc.(1)	Delaware	20-2044136
Unitive Electronics, Inc.(2)	North Carolina	56-2051625
Amkor International Holdings, LLC(3)	Delaware	20-2104441
P-Four, LLC(3)	Delaware	20-2104523
Amkor Technology Limited(3)	Cayman Islands	98-1096727
Amkor Technology Philippines, Inc.(4)	Philippines	000-416-024-000

(Address, including zip code, and telephone number, including area code, of additional Registrant’s principal executive offices)

(1)	140 Southcenter Court, Suite 600, Morrisville, NC 27560
(2)	3021 Cornwallis Road, Research Triangle Park, NC 27709
(3)	1900 South Price Road, Chandler, AZ 85248
(4)	Amkor Technology — Special Economic Zone, Km 22, East Service Road, South Superhighway, Cupang, Muntinlupa City, Philippines 1702

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☑
     If this Form is post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of Securities to be Registered	Registered	Offering Price per Unit	Offering Price(1)	Registration Fee

Debt Securities

Common Stock, $0.001 par value per share

Preferred Stock, $0.001 par value per share

Depositary Shares	(1)	(1)	(1)

Warrants

Subscription Rights

Guarantees of Senior Debt Securities(2)

Total

(1)	An indeterminate amount of each identified class of securities to be offered at indeterminate prices is being Registered pursuant to this Registration Statement. The Registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r), except a registration fee of $69,000 was previously paid in connection with the Registration Statement on Form S-3 (No. 333-81334) filed by the Registrant on January 24, 2002, of which $56,574 remains unutilized. Any additional registration fees will be paid subsequently on a pay-as-you-go basis in accordance with Rule 457(r).
(2)	The guarantors listed under the caption “Table of Additional Registrants” above are wholly-owned subsidiaries of Amkor Technology, Inc. and may guarantee senior debt securities that may be issued pursuant to Rule 457(n), no separate fee is payable for the guarantees.

PROSPECTUS
Amkor Technology, Inc.
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Subscription Rights
          We may offer from time to time debt securities, common stock, preferred stock, depositary shares, warrants, or subscription rights. The debt securities, preferred stock, warrants and subscription rights may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of our company or debt or equity securities of one or more other entities. We will provide the specific terms of any offering and the offered securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. Amkor Technology, Inc.’s common stock is quoted on the Nasdaq National Market under the symbol “AMKR.”
      We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on an immediate, continuous or delayed basis.
      This prospectus may not be used to sell securities unless accompanied by a prospectus supplement which will describe the method and terms of the related offering.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus is dated May 10, 2006

Page

Summary	1
Ratio of Earnings to Fixed Charges	2
Forward-Looking Statements	3
Use of Proceeds	3
Description of the Securities	3
Legal Matters	3
Experts	4
Where You Can Find More Information	4
Incorporation by Reference	4
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EX-3.1.3
EX-3.1.4
EX-3.1.5
EX-3.1.6
EX-3.1.7
EX-3.1.8
EX-3.1.9
EX-3.1.10
EX-3.1.11
EX-3.1.12
EX-3.1.13
EX-3.1.14
EX-3.1.15
EX-3.2.1
EX-3.2.2
EX-3.2.3
EX-3.2.4
EX-3.2.5
EX-4.1
EX-4.2
EX-4.3
EX-4.4
EX-5.1
EX-12.1
EX-23.1
EX-25.1
EX-25.2
EX-25.3
EX-25.4

      No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement in connection with the offering described in this prospectus and any accompanying prospectus supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference in this prospectus or in any prospectus supplement is correct as of any date subsequent to the date of this prospectus or of any prospectus supplement.

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SUMMARY
About This Prospectus
      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings.
      This prospectus provides you with a general description of the securities offered by us. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.
      The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered, the initial public offering price, the price paid for the securities, net proceeds and the other specific terms related to the offering of these securities.
      You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.
Amkor Technology, Inc.
      Amkor is one of the world’s largest subcontractors of semiconductor packaging (sometimes referred to as assembly) and test services. Amkor pioneered the outsourcing of semiconductor packaging and test services through a predecessor in 1968, and over the years has built a leading position by:

•	Providing a broad portfolio of packaging and test technologies and services,

•	Maintaining a leading role in the design and development of new package and test technologies,

•	Cultivating long-standing relationships with customers, including many of the world’s leading semiconductor companies,

•	Developing expertise in high-volume manufacturing processes to provide our services, and

•	Providing a broadly diversified operational scope, with production capabilities in China, Korea, Japan, the Philippines, Singapore, Taiwan and the United States, “U.S.”
      Packaging and test are integral parts of the process of manufacturing semiconductor devices. This process begins with silicon wafers and involves the fabrication of electronic circuitry into complex patterns, thus creating large numbers of individual chips on the wafers. The fabricated wafers are probed to ensure the individual devices meet design specifications. The packaging process creates an electrical interconnect between the semiconductor chip and the system board through wire bonding or bumping technologies. In packaging, individual chips are separated from the fabricated semiconductor wafers, attached to a substrate and then encased in a protective material to provide optimal electrical connectivity and thermal performance. The packaged chips are then tested using sophisticated equipment to ensure that each packaged chip meets its design specifications. Increasingly, packages are custom designed for specific chips and specific end-market applications. We are able to provide turnkey solutions including semiconductor wafer bumping, wafer probe, wafer backgrind, package design, packaging, test and drop shipment services.
      The semiconductors that we package and test for our customers ultimately become components in electronic systems used in communications, computing, consumer, industrial and automotive applications. Our customers include, among others: Altera Corporation; Avago Technologies, Pte; Freescale Semiconduc-

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tor, Inc.; Intel Corporation; International Business Machines Corporation (“IBM”); Samsung Electronics Corporation, Ltd.; Conexant Systems, Inc.; ST Microelectronics, Pte, Ltd.; Texas Instruments, Inc.; and Toshiba Corporation. The outsourced semiconductor packaging and test market is very competitive. We also compete with the internal semiconductor packaging and test capabilities of many of our customers.

      We were incorporated in 1997 in the state of Delaware. Our principal offices are located at 1900 South Price Road, Chandler, AZ 85248. Our telephone number is (480) 821-5000 and our website can be accessed at www.amkor.com. Information contained in our website does not constitute part of this prospectus.
RATIO OF EARNINGS TO FIXED CHARGES
      The ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Year Ended Dec. 31,
						Three Months Ended
	2001	2002	2003	2004	2005	March 31, 2006

Ratio of earnings to fixed charges	N/A	N/A	N/A	N/A	N/A	1.83x
      We have calculated the ratio of earnings to fixed charges by dividing (1) the sum of (x) income (loss) before income taxes, equity investment earnings (losses), minority interests and discontinued operations plus (y) fixed charges by (2) fixed charges. Fixed charges consist of interest expense, amortization of debt issuance costs and one-third of rental expense. We believe that one-third of rental expense is representative of the interest factor of rental payments under our operating leases. The ratio of earnings to fixed charges was less than 1:1 for the year ended December 31, 2001. In order to achieve a ratio of earnings to fixed charges of 1:1, we would have had to generate an additional $438.5 million of earnings in the year ended December 31, 2001. The ratio of earnings to fixed charges was less than 1:1 for the year ended December 31, 2002. In order to achieve a ratio of earnings to fixed charges of 1:1, we would have had to generate an additional $564.3 million of earnings in the year ended December 31, 2002. The ratio of earnings to fixed charges was less than 1:1 for the year ended December 31, 2003. In order to achieve a ratio of earnings to fixed charges of 1:1, we would have had to generate an additional $45.3 million of earnings in the year ended December 31, 2003. The ratio of earnings to fixed charges was less than 1:1 for 2004. In order to achieve a ratio of earnings to fixed charges of 1:1, we would have had to generate an additional $21.4 million of earnings in 2004. The ratio of earnings to fixed charges was less than 1:1 for 2005. In order to achieve a ratio of earnings to fixed charges of 1:1, we would have had to generate an additional $144.9 million of earnings in 2005.

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FORWARD-LOOKING STATEMENTS
      This prospectus, the accompanying prospectus supplement and the information incorporated by reference may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined under “Risk Factors” in the applicable prospectus supplement and in other information contained in our publicly available filings with the Securities and Exchange Commission. These factors may cause our actual results to differ materially from any forward-looking statement.
      Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither any other person nor we assume responsibility for the accuracy and completeness of such statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.
USE OF PROCEEDS
      Unless otherwise indicated in the prospectus supplement, the net proceeds from the sale of securities offered by this prospectus will be used to repay debt, for acquisitions and for general corporate purposes. Pending such uses, we will invest the net proceeds in investment grade, interest-bearing securities.
DESCRIPTION OF THE SECURITIES
      We may issue from time to time, in one or more offerings the following securities:

•	debt securities, which may be senior, senior subordinated or subordinated, and which may be convertible into our common stock or be non-convertible (together with any guarantees of such debt securities, if applicable);

•	shares of common stock;

•	shares of preferred stock;

•	depositary shares;

•	warrants exercisable for debt securities, common stock or preferred stock; and

•	subscription rights.
      We will set forth in the applicable prospectus supplement a description of the debt securities, common stock, preferred stock, depositary shares, warrants and subscription rights, as well as any guarantees by our subsidiaries with respect to our debt securities, that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offer.
LEGAL MATTERS
      Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California, will pass upon the validity of the issuance of the securities offered by this prospectus for us.

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EXPERTS
      The consolidated financial statements, financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
      We file reports, proxy statements and other information with the Commission, in accordance with the Securities Exchange Act of 1934. You may read and copy our reports, proxy statements and other information filed by us at the Public Reference Room of the Commission at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. Our reports, proxy statements and other information filed with the Commission are available to the public at the Commission’s website at http://www.sec.gov. However, information on the Commission’s website does not constitute a part of this prospectus.
INCORPORATION BY REFERENCE
      The Commission allows us to “incorporate by reference” into this prospectus the information we filed with the Commission. This means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. Information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the document listed below and any future filings made by us with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is complete:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006; and

•	Our Current Reports on Form 8-K filed on January 13, 2006, January 23, 2006, February 7, 2006, February 8, 2006, May 2, 2006 and May 3, 2006.
      You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Investor Relations Department
Attn: Jeffrey Luth
Amkor Technology, Inc.
1900 South Price Road
Chandler, AZ 85248
Tel: (480) 821-5000 ext. 5130

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Part II
Information Not Required in the Prospectus

Item 14.	Other Expenses of Issuance and Distribution
      The following table sets forth the best estimate of the Registrant as to its anticipated expenses and costs (other than underwriting discounts and commissions) expected to be incurred in connection with a distribution of securities registered hereby:

Securities and Exchange Commission registration fee	$	*
Trustee’s and transfer agent’s fees and expenses		30,000
Accounting fees and expenses		100,000
Legal fees and expenses		50,000
Printing and engraving		20,000
Miscellaneous		20,000

Total	$	*

*	To be deferred pursuant to Rule 456(b) calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

Item 15.	Indemnification of Directors and Officers
      As permitted by Section 145 of the Delaware General Corporation Law (the “DGCL”), Amkor’s Certificate of Incorporation provides that each person who is or was or who had agreed to become a director or officer of Amkor or who had agreed at the request of Amkor’s Board of Directors or an officer of Amkor to serve as an employee or agent of Amkor or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by Amkor to the full extent permitted by the DGCL or any other applicable laws. Such Certificate of Incorporation also provides that no amendment or repeal of such Certificate shall apply to or have any effect on the right to indemnification permitted or authorized thereunder for or with respect to claims asserted before or after such amendment or repeal arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal.
      Amkor’s Bylaws provide that Amkor shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action or a proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she was or is a director, officer or employee of Amkor or any predecessor of Amkor or serves or served any other enterprise as a director, officer or employee at the request of Amkor or any predecessor of Amkor.
      Amkor has entered into indemnification agreements with its directors and certain of its officers.
      Amkor maintains insurance on behalf of any person who is a director or officer against any loss arising from any claim asserted against such person and expense incurred by such person in any such capacity, subject to certain exclusions.

Item 16.	Exhibits
EXHIBIT INDEX
      The following exhibits are filed herewith or incorporated by reference herein:

Exhibit
Number		Exhibit Title

1.1		Form of Underwriting Agreement*
3.1		Certificate of Incorporation of Amkor Technology, Inc.(1)
3	.1.1	Certificate of Correction to Certificate of Incorporation of Amkor Technology, Inc.(2)
3	.1.2	Second Amended and Restated Certificate of Incorporation of Unitive, Inc., filed with the Delaware Secretary of State on November 12, 2003.
3	.1.3	Articles of Incorporation of Unitive Electronics, Inc., filed with the North Carolina Secretary of State on April 16, 1996.
3	.1.4	Articles of Amendment of Unitive Electronics, Inc., filed with the North Carolina Secretary of State on October 9, 1997.
3	.1.5	Articles of Amendment of Articles of Incorporation of Unitive Electronics, Inc., filed with the North Carolina Secretary of State on April 17, 1998.
3	.1.6	Articles of Amendment of Articles of Incorporation of Unitive Electronics, Inc., filed with the North Carolina Secretary of State on June 25, 1999.
3	.1.7	Articles of Amendment of Articles of Incorporation of Unitive Electronics, Inc., filed with the North Carolina Secretary of State on June 30, 2000.
3	.1.8	Articles of Merger Unitive Acquisition Corp. into Unitive Electronics, Inc., filed with the North Carolina Secretary of State on January 30, 2001.
3	.1.9	Articles of Amendment of Articles of Incorporation of Unitive Electronics, Inc., filed with the North Carolina Secretary of State on January 30, 2001.
3	.1.10	Certificate of Limited Liability Company Domestication of Amkor International Holdings, LLC, filed with the Delaware Secretary of State on December 22, 2004.
3	.1.11	Certificate of Formation of Amkor International Holdings, LLC, filed with the Delaware Secretary of State on December 22, 2004.
3	.1.12	Certificate of Domestication of P-Four, Inc., filed with the Delaware Secretary of State on December 23, 2004.
3	.1.13	Certificate of Formation of P-Four, LLC, filed with the Delaware Secretary of State on December 23, 2004.
3	.1.14	Organizational documents of Amkor Technology Limited, filed with the Registrar of Companies, Cayman Islands, B.W.I.
3	.1.15	Organizational documents of Amkor Technology Philippines, Inc., filed with the Securities and Exchange Commission, Department of Finance, Republic of the Philippines.
3.2		Restated Bylaws of Amkor Technology, Inc.(2)
3	.2.1	Amended and Restated Bylaws of Unitive, Inc., effective as of November 13, 2003.
3	.2.2	By-Laws of Unitive Electronics, Inc.
3	.2.3	First Amendment To Bylaws of Unitive Electronics, Inc., effective May 28, 1998.
3	.2.4	Operating Agreement of Amkor International Holdings, LLC, effective as of December 22, 2004.
3	.2.5	Operating Agreement of P-Four, LLC, effective as of December 23, 2004.
4.1		Form of Senior Indenture.
4.2		Form of Convertible Senior Subordinated Indenture.
4.3		Form of Non-Convertible Senior Subordinated Indenture.
4.4		Form of Subordinated Indenture.
4.5		Form of Senior Debt Security (included in Exhibit 4.1).

Exhibit
Number	Exhibit Title

4.6	Form of Convertible Subordinated Debt Security (included in Exhibit 4.2).
4.7	Form of Non-Convertible Senior Subordinated Debt Security (included in Exhibit 4.3).
4.8	Form of Subordinated Debt Security (included in Exhibit 4.4).
4.9	Form of Certificate of Designation.*
4.10	Form of Preferred Stock Certificate.*
4.11	Form of Deposit Agreement.*
4.12	Form of Depositary Receipt.*
4.13	Form of Warrant Agreement.*
4.14	Form of Warrant Certificate.*
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
12.1	Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of PricewaterhouseCoopers LLP.
23.5	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).
24.1	Power of Attorney of certain directors and officers of Amkor Technology, Inc. (see page II-6 of this Form S-3).
24.2	Power of Attorney of certain directors and officers of Unitive, Inc. (see page II-8 of this Form S-3)
24.3	Power of Attorney of certain directors and officers of Unitive Electronics, Inc. (see page II-9 of this Form S-3)
24.4	Power of Attorney of certain directors and officers of Amkor Technology Limited (see page II-12 of this Form S-3)
24.5	Power of Attorney of certain directors and officers of Amkor Technology Philippines, Inc. (see page II-13 of this Form S-3)
25.1	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939.
25.2	Form T-1 Statement of Eligibility of Trustee for Convertible Senior Subordinated Indenture under the Trust Indenture Act of 1939.
25.3	Form T-1 Statement of Eligibility of Trustee for Non-Convertible Senior Subordinated Indenture under the Trust Indenture Act of 1939.
25.4	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939.

(1)	Incorporated by reference from Registrant’s Registration Statement on Form S-1 filed on October 6, 1997.
(2)	Incorporated by reference from Registrant’s Registration Statement of Form S-1 filed on April 8, 1998, as amended on August 26, 1998.

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and incorporated herein by reference.

Item 17.	Undertakings
      (a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or a prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
      The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
      (i) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      (j) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chandler, State of Arizona on May 9, 2006.

AMKOR TECHNOLOGY, INC.

By:	/s/ James J. Kim

James J. Kim
Chairman and Chief Executive Officer
(Principal Executive Officer)
POWER OF ATTORNEY
      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James J. Kim and Kenneth T. Joyce, and each of them, his attorneys-in-fact, each with the power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that are to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto in all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities indicated.

Signature	Title	Date

/s/ James J. Kim James J. Kim	Chairman and Chief Executive Officer (Principal Executive Officer)	May 9, 2006

/s/ Kenneth T. Joyce Kenneth T. Joyce	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 9, 2006

/s/ Oleg Khaykin Oleg Khaykin	Executive Vice President and Chief Operating Officer	May 9, 2006

/s/ Roger A. Carolin Roger A. Carolin	Director	May 9, 2006

/s/ Winston J. Churchill Winston J. Churchill	Director	May 9, 2006

Signature	Title	Date

/s/ Gregory K. Hinckley Gregory K. Hinckley	Director	May 9, 2006

/s/ John T. Kim John T. Kim	Director	May 9, 2006

/s/ Constantine N. Papadakis Constantine N. Papadakis	Director	May 9, 2006

/s/ James W. Zug James W. Zug	Director	May 9, 2006

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chandler, State of Arizona on May 9, 2006.

UNITIVE, INC.

By:	/s/ Jerry Allison

Jerry Allison
Secretary and Director
POWER OF ATTORNEY
      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jerry Allison and Kenneth T. Joyce, and each of them, his attorneys-in-fact, each with the power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that are to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto in all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities indicated.

Signature	Title	Date

/s/ Oleg Khaykin Oleg Khaykin	Chief Executive Officer and Director of the additional registrant listed directly above (Principal Executive Officer)	May 9, 2006

/s/ Joanne Solomon Joanne Solomon	Treasurer and Director of the additional registrant listed directly above (Principal Financial and Accounting Officer)	May 9, 2006

/s/ Jerry Allison Jerry Allison	Secretary and Director of the additional registrant listed directly above	May 9, 2006

/s/ Kenneth T. Joyce Kenneth T. Joyce	Director of the additional registrant listed directly above	May 9, 2006

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chandler, State of Arizona on May 9, 2006.

UNITIVE ELECTRONICS, INC.

By:	/s/ Jerry Allison

Jerry Allison
Secretary and Director
POWER OF ATTORNEY
      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jerry Allison and Kenneth T. Joyce, and each of them, his attorneys-in-fact, each with the power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that are to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto in all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities indicated.

Signature	Title	Date

/s/ Oleg Khaykin Oleg Khaykin	Chief Executive Officer and Director of the additional registrant listed directly above (Principal Executive Officer)	May 9, 2006

/s/ Joanne Solomon Joanne Solomon	Treasurer and Director of the additional registrant listed directly above (Principal Financial and Accounting Officer)	May 9, 2006

/s/ Jerry Allison Jerry Allison	Secretary and Director of the additional registrant listed directly above	May 9, 2006

/s/ Kenneth T. Joyce Kenneth T. Joyce	Director of the additional registrant listed directly above	May 9, 2006

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chandler, State of Arizona on May 9, 2006.

AMKOR INTERNATIONAL HOLDINGS, LLC

By:	/s/ Kenneth T. Joyce

Kenneth T. Joyce
Chairman

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chandler, State of Arizona on May 9, 2006.

P-FOUR, LLC

By: /s/ Joanne Solomon

Joanne Solomon
Vice President

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chandler, State of Arizona on May 9, 2006.

AMKOR TECHNOLOGY LIMITED

By:	/s/ Kenneth T. Joyce

Kenneth T. Joyce
Chairman and Director
POWER OF ATTORNEY
      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth T. Joyce his attorney-in-fact, with the power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that are to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto in all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities indicated.

Signature	Title	Date

/s/ Kenneth T. Joyce Kenneth T. Joyce	Chairman and Director of the additional registrant listed directly above (Principal Executive Officer)	May 9, 2006

/s/ Joanne Solomon Joanne Solomon	Director of the additional registrant listed directly above (Principal Financial and Accounting Officer)	May 9, 2006

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Muntinlupa, Philippines on May 9, 2006.

AMKOR TECHNOLOGY PHILIPPINES, INC.

By: /s/ Anthony Michael Petrucci

Anthony Michael Petrucci
President and Director
POWER OF ATTORNEY
      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony Michael Petrucci his attorney-in-fact, with the power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that are to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto in all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities indicated.

Signature	Title	Date

/s/ Anthony Michael Petrucci Anthony Michael Petrucci	President and Director of the additional registrant listed directly above (Principal Executive Officer)	May 9, 2006

/s/ Michael Santangelo Michael Santangelo	Treasurer, Chief Financial Officer and Director of the additional registrant listed directly above (Principal Financial and Accounting Officer)	May 9, 2006

/s/ Thomas Robert Boehm Thomas Robert Boehm	Director of the additional registrant listed directly above	May 9, 2006

/s/ Renato Calma Renato Calma	Secretary and Director of the additional registrant listed directly above	May 9, 2006

Erico de los Reyes	Director of the additional registrant listed directly above

AUTHORIZED REPRESENTATIVE
      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on its respective behalf by the undersigned, thereunto duly authorized, on May 9, 2006.

AMKOR TECHNOLOGY LIMITED

By:	/s/ Kenneth T. Joyce

Kenneth T. Joyce
Authorized Representative

AUTHORIZED REPRESENTATIVE
      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on its respective behalf by the undersigned, thereunto duly authorized, on May 9, 2006.

AMKOR TECHNOLOGY PHILIPPINES, INC.

By:	/s/ Anthony Michael Petrucci

Anthony Michael Petrucci
Authorized Representative

EXHIBIT INDEX
      The following exhibits are filed herewith or incorporated by reference herein:

Exhibit
Number		Exhibit Title

1.1		Form of Underwriting Agreement*
3.1		Certificate of Incorporation of Amkor Technology, Inc.(1)
3	.1.1	Certificate of Correction to Certificate of Incorporation of Amkor Technology, Inc.(2)
3	.1.2	Second Amended and Restated Certificate of Incorporation of Unitive, Inc., filed with the Delaware Secretary of State on November 12, 2003.
3	.1.3	Articles of Incorporation of Unitive Electronics, Inc., filed with the North Carolina Secretary of State on April 16, 1996.
3	.1.4	Articles of Amendment of Unitive Electronics, Inc., filed with the North Carolina Secretary of State on October 9, 1997.
3	.1.5	Articles of Amendment of Articles of Incorporation of Unitive Electronics, Inc., filed with the North Carolina Secretary of State on April 17, 1998.
3	.1.6	Articles of Amendment of Articles of Incorporation of Unitive Electronics, Inc., filed with the North Carolina Secretary of State on June 25, 1999.
3	.1.7	Articles of Amendment of Articles of Incorporation of Unitive Electronics, Inc., filed with the North Carolina Secretary of State on June 30, 2000.
3	.1.8	Articles of Merger Unitive Acquisition Corp. into Unitive Electronics, Inc., filed with the North Carolina Secretary of State on January 30, 2001.
3	.1.9	Articles of Amendment of Articles of Incorporation of Unitive Electronics, Inc., filed with the North Carolina Secretary of State on January 30, 2001.
3	.1.10	Certificate of Limited Liability Company Domestication of Amkor International Holdings, LLC, filed with the Delaware Secretary of State on December 22, 2004.
3	.1.11	Certificate of Formation of Amkor International Holdings, LLC, filed with the Delaware Secretary of State on December 22, 2004.
3	.1.12	Certificate of Domestication of P-Four, Inc., filed with the Delaware Secretary of State on December 23, 2004.
3	.1.13	Certificate of Formation of P-Four, LLC, filed with the Delaware Secretary of State on December 23, 2004.
3	.1.14	Organizational documents of Amkor Technology Limited, filed with the Registrar of Companies, Cayman Islands, B.W.I.
3	.1.15	Organizational documents of Amkor Technology Philippines, Inc., filed with the Securities and Exchange Commission, Department of Finance, Republic of the Philippines.
3.2		Restated Bylaws of Amkor Technology, Inc.(2)
3	.2.1	Amended and Restated Bylaws of Unitive, Inc., effective as of November 13, 2003.
3	.2.2	By-Laws of Unitive Electronics, Inc.
3	.2.3	First Amendment To Bylaws of Unitive Electronics, Inc., effective May 28, 1998.
3	.2.4	Operating Agreement of Amkor International Holdings, LLC, effective as of December 22, 2004.
3	.2.5	Operating Agreement of P-Four, LLC, effective as of December 23, 2004.
4.1		Form of Senior Indenture.
4.2		Form of Convertible Senior Subordinated Indenture.
4.3		Form of Non-Convertible Senior Subordinated Indenture.
4.4		Form of Subordinated Indenture.
4.5		Form of Senior Debt Security (included in Exhibit 4.1).
4.6		Form of Convertible Senior Subordinated Debt Security (included in Exhibit 4.2).
4.7		Form of Non-Convertible Senior Subordinated Debt Security (included in Exhibit 4.3).

Exhibit
Number	Exhibit Title

4.8	Form of Subordinated Debt Security (included in Exhibit 4.4).
4.9	Form of Certificate of Designation.*
4.10	Form of Preferred Stock Certificate.*
4.11	Form of Deposit Agreement.*
4.12	Form of Depositary Receipt.*
4.13	Form of Warrant Agreement.*
4.14	Form of Warrant Certificate.*
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
12.1	Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of PricewaterhouseCoopers LLP.
23.5	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).
24.1	Power of Attorney of certain directors and officers of Amkor Technology, Inc. (see page II-6 of this Form S-3).
24.2	Power of Attorney of certain directors and officers of Unitive, Inc. (see page II-8 of this Form S-3)
24.3	Power of Attorney of certain directors and officers of Unitive Electronics, Inc. (see page II-9 of this Form S-3)
24.4	Power of Attorney of certain directors and officers of Amkor Technology Limited (see page II-12 of this Form S-3)
24.5	Power of Attorney of certain directors and officers of Amkor Technology Philippines, Inc. (see page II-13 of this Form S-3)
25.1	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939.
25.2	Form T-1 Statement of Eligibility of Trustee for Convertible Senior Subordinated Indenture under the Trust Indenture Act of 1939.
25.3	Form T-1 Statement of Eligibility of Trustee for Non-Convertible Senior Subordinated Indenture under the Trust Indenture Act of 1939.
25.4	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939.

(1)	Incorporated by reference from Registrant’s Registration Statement on Form S-1 filed on October 6, 1997.

(2)	Incorporated by reference from Registrant’s Registration Statement of Form S-1 filed on April 8, 1998, as amended on August 26, 1998.

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and incorporated herein by reference.